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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894,
No. 33-63832, No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087 and No.
333-39089) and S-3 (No. 333-69474) of McDermott International, Inc. of our report dated February 28, 2006 relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in the Company's Form 10-K and our report dated February 28, 2006 relating to the financial statement schedule of McDermott International, Inc., which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
Houston, Texas
March 31, 2006


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